UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2016

Independence Contract Drilling, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36590	37-1653648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11601 North Galayda Street

Houston, Texas 77086

(Address of principal executive offices)

(281) 598-1230

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Operational Update and Preliminary Unaudited Selected Financial Data for First Quarter 2016

Operational Update.

Independence Contract Drilling, Inc. (the “Company”) provides the following operational update relating to its rig operations:

•	At the end of the first quarter of 2016,

•	five rigs were operating and four rigs were earning revenue on standby-without-crew basis;

•	one rig was earning early termination revenues;

•	two rigs were idle; and

•	one rig was substantially converted to 200 Series ShaleDriller® pad-optimal status and one decommissioned rig was scheduled for conversion to 200 series pad-optimal status pending improved market conditions.

•	During the first quarter of 2016, the Company successfully extended contracts for two rigs operating in the spot market on a multi-well basis through late in the second quarter of 2016.

•	During the first quarter of 2016, in exchange for agreeing to a standby-without-crew accommodation, the Company successfully extended the duration of a term drilling contract that was scheduled to expire in December 2016 through the first quarter of 2017 without a reduction in operating dayrate.

Subsequent to the first quarter of 2016, the Company had one term contract expire in accordance with its terms. The rig subject to this contract is being actively marketed but has not been re-contracted as of April 20, 2016. Consequently, the Company currently has four rigs operating, four rigs earning revenue on a standby-without-crew basis, one rig earning early termination revenues and one additional rig going to idle status.

Standby-without-crew status is an accommodation the Company permits under its drilling contracts which allows the Company to receive a reduced dayrate without incurring material operating expenses thus realizing full expected margins under the term contract. In the majority of the Company’s contracts that permit standby-without-crew status, the term of the contract extends based upon the number of days the customer maintains the rig under such classification.

Preliminary Unaudited Selected Financial Data for First Quarter 2016.

While the Company has not yet finalized its financial statements for the first quarter ended March 31, 2016, set forth below are certain preliminary estimates of the results of operations that it expects to report for the quarter. The Company’s independent public accountants have not reviewed these estimates and the Company’s actual results may differ materially from these estimates due to the completion of its financial closing procedures, final adjustments and other developments that may arise between now and the time the financial results for the first quarter are finalized. For the first quarter of 2016, the Company expects to report:

•	revenue days: between 940-950, excluding ten revenue days associated with the early termination of a contract at the end of the first quarter of 2016;

•	revenues: between $22.2 million and $22.5 million;

•	net loss: between $0.4 million and $0.7 million;

•	net loss per share: between $.02 and $.03 per share;

•	EBITDA (as defined below) between $6.2 million and $6.4 million; and

•	Adjusted EBITDA (as defined below) between $7.3 million and $7.4 million.

The range of expected revenues includes approximately $0.2 million associated with the early termination of a contract with an original term expiring at the end of the second quarter of 2016. The rig associated with this contract was previously earning revenue on a standby-without-crew basis. The Company expects to recognize approximately $1.6 million of revenue associated with the early termination of this contract during the second quarter of 2016. The range of expected loss compares favorably to previously reported guidance principally due to better than expected rig level costs during the quarter, deferral of rig preservation activities and associated costs of approximately $0.3 million into the second quarter of 2016, and the recognition of previously described early termination revenue during the quarter.

Outstanding borrowings under the Company’s revolving credit facility at March 31, 2016, are expected to be approximately $62.7 million, and the Company’s estimated borrowing base under its revolving credit facility at March 31, 2016, adjusted for the recent revolving credit facility amendment and related matters, was approximately $86.4 million.

Non-GAAP Financial Measures.

EBITDA and Adjusted EBITDA are supplemental non-GAAP financial measures that are used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines “EBITDA” as earnings (or loss) before interest, taxes, depreciation, and amortization, and it defines “Adjusted EBITDA” as EBITDA before stock-based compensation, and non-cash asset impairments and gain (or loss) on asset disposition. EBITDA and Adjusted EBITDA are not measures of net income as determined by U.S. generally accepted accounting principles (“GAAP”).

The Company’s management believes EBITDA and Adjusted EBITDA are useful because such measures allow the Company and its stockholders to more effectively evaluate its operating performance and compare the results of its operations from period to period and against its peers without regard to its financing methods or capital structure. The Company excludes the items listed below from net income (loss) in calculating EBITDA and Adjusted EBITDA because these amounts can vary substantially from company to company within the Company’s industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. EBITDA and Adjusted EBITDA should not be considered alternatives to, or more meaningful than, net income (loss), the most closely comparable financial measure calculated in accordance with GAAP or as an indicator of the Company’s operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as stock-based compensation and the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. The Company’s presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that its results will be unaffected by unusual or non-recurring items. The Company’s computations of EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

The following table reconciles the Company’s range of estimated net loss, the most directly comparable GAAP financial measure, to its range of estimated EBITDA and Adjusted EBITDA for the first quarter of 2016:

	Three Months Ended March 31, 2016
	(Estimated data; in millions)
	Low	High
Net loss	$(0.7)	$(0.4)
Interest expense, net	$1.0	$1.0
Income tax provision	$0.0	$0.0
Depreciation and amortization	$5.9	$5.8
EBITDA	$6.2	$6.4
Exclusions:
Stock-based compensation	$1.2	$1.1
Gain on asset disposition	$(0.1)	$(0.1)
Adjusted EBITDA	$7.3	$7.4

The information provided in this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be incorporated by reference in any filing made by the Company pursuant to the Securities Act of 1933, as amended, or the Exchange Act, other than to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independence Contract Drilling, Inc.

Date: April 20, 2016	By:	/s/ Philip A. Choyce
	Name:	Philip A. Choyce
Senior Vice President and Chief Financial Officer

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